UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 2, 2009

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard

Incline Village, Nevada 89451

(Address of principal executive offices)

Registrant’s telephone number, including area code: (775) 832-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 2, 2009, PDL BioPharma, Inc. (“PDL”) and its newly-formed wholly-owned subsidiary QHP Royalty Sub LLC (“QHP”) closed a securitization transaction pursuant to which PDL raised gross proceeds of $300 million.

Pursuant to the transaction, QHP issued, in a non-registered offering pursuant to Rule 144A and Regulation S, $300 million in aggregate principal amount of its QHP PhaRMASM Senior Secured Notes due 2015 (the “Notes”) pursuant to an indenture (the “Indenture”) dated November 2, 2009 between QHP and U.S. Bank National Association as trustee (the “Trustee”). QHP used the gross proceeds from the issuance of the Notes to purchase from PDL, pursuant to a Purchase and Sale Agreement dated November 2, 2009 between QHP and PDL (the “Purchase and Sale Agreement”), certain rights under PDL’s non-exclusive license agreements with Genentech, Inc., a wholly-owned subsidiary of Roche Holding, Ltd., including the right to receive 60% of the royalties from sales of Avastin® (Bevacizumab), Herceptin® (Trastuzumab), Lucentis® (Ranibizumab) and Xolair® (Omalizumab) and from sales of future products, if any, for which Genentech may take a license under the related agreements with Genentech.

The Notes bear an interest rate of 10.25% per annum. The royalties and other payments, if any, that QHP will be entitled to receive under the agreements with Genentech, together with any funds made available from certain accounts of QHP, will be the sole source of payment of principal of, and interest and premium on, the Notes, which will be secured by (i) a continuing security interest granted by QHP in its rights to receive payments under such agreements and all of its other assets and (ii) a pledge by PDL of its equity ownership interest in QHP pursuant to a Pledge and Security Agreement dated November 2, 2009 between PDL and the Trustee (the “Pledge and Security Agreement”). The Notes may be redeemed at any time prior to maturity, in whole or in part, at the option of QHP at a make-whole redemption price.

After payment of fees and expenses associated with the transaction, PDL intends to use a sizable portion of the remaining net offering proceeds to pay a special cash dividend to its stockholders. The total and per share amount of the dividend, together with the record and payment dates, will be decided by the PDL Board of Directors at its upcoming meeting on November 11, 2009 and will be announced the following day.

Morgan Stanley & Co. Incorporated acted as initial purchaser (the “Initial Purchaser”) in connection with the purchase and sale of the Notes. In the ordinary course of their respective businesses, the Initial Purchaser and/or certain of its affiliates have in the past and/or may in the future engage in commercial banking, investment banking or other transactions with PDL and its affiliates, including the provision of certain advisory services to PDL and/or its affiliates, for which they have received or will receive customary compensation. In addition, the Initial Purchaser may retain some of the initially offered Notes, and may from time to time effect transactions for its own account or the account of customers, and hold on behalf of itself or its customers long or short positions in the debt securities of PDL or QHP.

Copies of the Indenture, the Purchase and Sale Agreement, the Pledge and Security Agreement and Bill of Sale are filed as Exhibits 99.1, 99.2, 99.3 and 99.4 hereto, respectively.

Item 2.01	Significant Acquisitions or Dispositions.

The information under Item 1.01 with respect to the Purchase and Sale Agreement is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Indenture dated November 2, 2009 between QHP Royalty Sub LLC and U.S. Bank National Association as trustee.

99.2	Purchase and Sale Agreement dated November 2, 2009 between QHP Royalty Sub LLC and PDL BioPharma, Inc.

99.3	Pledge and Security Agreement dated November 2, 2009 between PDL BioPharma, Inc. and U.S. Bank National Association as trustee.

99.4	Bill of Sale dated November 2, 2009 between QHP Royalty Sub LLC and PDL BioPharma, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2009	PDL BioPharma, Inc.

	By:	/S/ CHRISTOPHER STONE
Christopher Stone
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Indenture dated November 2, 2009 between QHP Royalty Sub LLC and U.S. Bank National Association as trustee.

99.2	Purchase and Sale Agreement dated November 2, 2009 between QHP Royalty Sub LLC and PDL BioPharma, Inc.

99.3	Pledge and Security Agreement dated November 2, 2009 between PDL BioPharma, Inc. and U.S. Bank National Association as trustee.

99.4	Bill of Sale dated November 2, 2009 between QHP Royalty Sub LLC and PDL BioPharma, Inc.

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